Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the amendment No.5 to Registration Statement on Form S-1 of our report dated April 17, 2023, relating to the consolidated financial statements of Wetouch Technology Inc. as of and for the years ended December 31, 2022 and 2021, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on December 15, 2023.

/s/ B F Borgers CPA PC

Lakewood, Colorado

December 15, 2023